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                                   EXHIBIT 20



                               FERRO CORPORATION




                          Consolidated Balance Sheets
                      As of September 30, 1994 (Unaudited)


                       Consolidated Statements of Income
                           For the Three Months Ended
                         September 30, 1994 (Unaudited)


                     Consolidated Statements of Cash Flows
                           For the Three Months Ended
                         September 30, 1994 (Unaudited)
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
Consolidated Balance Sheets
Ferro Corporation and Subsidiaries
September 30, 1994 and December 31, 1993


                                                                                (Dollars in Thousands)
                                                                               (Unaudited)       (Audited)
ASSETS                                                                             1994            1993
- - ------                                                                          ----------       ---------
Current Assets:
   Cash                                                                         $  35,241        $  25,116
   Marketable Securities                                                                -           38,335
   Net Receivables                                                                209,479          175,826
   Inventories                                                                    136,868          128,736
   Other Current Assets                                                            34,132           43,240
                                                                                ---------        ---------

     Total Current Assets                                                       $ 415,720        $ 411,253

Investments in Affiliated Companies                                                 9,371           10,096
Unamortized Excess of Cost Over Net Assets Acquired                                52,131           53,988
Other Assets                                                                       36,453           34,736
Net Plant and Equipment                                                           285,099          257,821
                                                                                ---------        ---------
                                                                                $ 798,774        $ 767,894
                                                                                =========        =========


LIABILITIES
- - -----------

Current Liabilities:
   Notes and Loans Payable                                                      $  20,754        $  19,301
   Accounts Payable, Trade                                                        109,915           97,247
   Income Taxes                                                                     7,992            5,957
   Accrued Payrolls                                                                19,631           15,917
   Accrued Expenses and Other Current Liabilities                                  65,547           60,536
                                                                                ---------        ---------

     Total Current Liabilities                                                  $ 223,839        $ 198,958

Long-Term Debt                                                                     79,236           79,349
ESOP Loan Guarantee                                                                39,116           44,076
Deferred Income Taxes                                                              13,990           14,884
Postretirement Liabilities                                                         41,743           40,096
Other Liabilities                                                                  34,764           31,734
Shareholders' Equity                                                              366,086          358,797
                                                                                ---------        ---------
                                                                                $ 798,774        $ 767,894
                                                                                =========        =========

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
Consolidated Statements of Income
Ferro Corporation and Subsidiaries

                                                           Three Months Ended                 Nine Months Ended
                                                              September 30                      September 30
                                                    (Unaudited)       (Unaudited)        (Unaudited)     (Unaudited)
(Dollars in Thousands)                                  1994             1993               1994            1993
- - --------------------------------------------------------------------------------------------------------------------
Segment Sales
    Coatings, Colors, and Ceramics                    $ 177,506         $ 153,341          $ 520,846       $ 458,116
    Plastics                                             65,423            59,011            197,893         186,877
    Chemicals                                            53,874            51,345            161,613         155,457
                                                      ---------         ---------          ---------       ---------
Total Net Sales                                       $ 296,803         $ 263,697          $ 880,352       $ 800,450


Cost of Sales                                           223,110           196,112            659,522         590,584
Selling, Administrative and
  General Expenses                                       52,686            45,222            156,347         137,570
Restructuring Cost                                            -                 -                  -           3,000
                                                    -----------      ------------       ------------       ---------
    Operating Income                                     21,007            22,363             64,483          69,296

Interest Expense                                          2,693             2,598              8,546           7,343
Net Foreign Currency (Gain) Loss                             20              (467)               755          (2,073)
Other (Income) Expense - Net                                564            (1,677)              (157)         (1,504)
                                                      ---------         ---------          ---------    -------------
Income Before Taxes and Cumulative
  Effect of Change in Accounting
  Principles                                             17,730            21,909             55,339           65,530
Income Taxes                                              6,098             6,921             20,417           23,823
                                                      ---------         ---------          ---------        ---------
Income Before Cumulative Effect of
  Change in Accounting Principles                        11,632            14,988             34,922           41,707
Cumulative Effect of Changes in
  Accounting Principles for:
    Postretirement Benefits, Net of Tax                       -                 -                  -          (23,603)
    Income Taxes                                              -                 -                  -            3,053
                                                      ---------         ---------          ---------            -----

Net Income                                            $  11,632         $  14,988          $  34,922       $   21,157

Dividend on Preferred Stock, Net of Tax                     898               883              2,678            2,636
                                                      ---------         ---------          ---------        ---------

Net Income Available to Common
  Shareholders                                        $  10,734         $  14,105          $  32,244        $  18,521

Per Common Share Data:
Before Cumulative Effect of Accounting
  Changes
    Primary Earnings                                   $   0.38          $   0.48           $   1.11         $   1.33
    Fully Diluted Earnings                             $   0.36          $   0.45           $   1.06         $   1.25
After Cumulative Effect of Accounting
  Changes
    Primary Earnings                                   $   0.38          $   0.48           $   1.11         $   0.63
    Fully Diluted Earnings                             $   0.36          $   0.45           $   1.06         $   0.61

Average Shares Outstanding                           28,350,428        29,504,603         28,976,931       29,458,729
                                                     ==========        ==========         ==========       ==========

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
Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                            Three Months Ended                    Nine Months Ended
                                                               September 30                         September 30
                                                          (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)
(Dollars in Thousands)                                       1994              1993             1994             1993
- - -------------------------------------------------------------------------------------------------------------------------
Net Cash Provided from Operating Activities                  $31,039           $18,912          $66,194          $48,278

Cash Flow from Investing Activities:
   Investment in Marketable Securities                        20,620             5,865           38,335           16,262
   Capital Expenditures for Plant and Equipment              (15,150)          (11,112)         (43,913)         (29,701)
   Acquisition of Companies, Net of Cash Acquired               (718)           (1,860)          (9,514)         (70,536)
   Proceeds From Divestitures                                      -             4,327            3,156            5,048
   Other Investing Activities                                 (2,895)              935             (590)           1,638
                                                             --------          -------          --------         -------
Net Cash (Used for) Provided by Investing
   Activities                                                  1,857            (1,845)         (12,526)         (77,289)

Cash Flow from Financing Activities:
   Net Borrowings Under Short-Term Lines                         761             3,054            1,454            1,315
   Purchase of Treasury Stock                                (11,923)             (191)         (32,160)            (991)
   Proceeds from Long-Term Debt                                    -                 -                -           25,690
   Cash Dividends Paid                                        (4,969)           (5,122)         (15,099)         (14,407)
   Other Financing Activities                                    (71)              470            1,113            1,562
                                                             -------           -------          -------          -------
Net Cash (Used for) Provided by Financing
   Activities                                                (16,202)           (1,789)         (44,692)          13,169
Effect of Exchange Rate Changes on Cash                          226            (4,317)           1,149           (5,255)
                                                             -------          --------          -------          --------
Increase (Decrease) in Cash and Cash Equivalents              16,920            10,961           10,125          (21,097)
Cash and Cash Equivalents at Beginning of Period              18,321            28,754           25,116           60,812
                                                             -------           -------          -------          -------
Cash and Cash Equivalents at End of Period                   $35,241           $39,715          $35,241          $39,715
                                                             =======           =======          =======          =======


Cash Paid During the Period:
   Interest                                                  $ 1,040           $   878          $ 6,742          $ 6,005
   Income Taxes                                              $ 9,281           $ 7,163          $20,413          $24,851
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